                                                                  Exhibit 4(lll)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. ____________________
REGISTERED                                                            REGISTERED

NO. ITL-
                           MERRILL LYNCH & CO., INC.
                           MEDIUM-TERM NOTE, SERIES B
           (ITALIAN LIRA PRINCIPAL LINKED NOTES DUE FEBRUARY 3, 1995)

ORIGINAL ISSUE DATE: FEBRUARY 3, 1994
INTEREST RATE: 16.20%
PRINCIPAL AMOUNT:
MATURITY DATE: FEBRUARY 3, 1995

          MERRILL LYNCH & CO., INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Redemption Amount (as defined on the reverse hereof) on the Maturity Date shown above, and to pay interest thereon from February 3, 1994, at the Interest Rate per annum shown above, until the principal hereof is paid or duly made available for payment. The Company will pay interest on the Maturity Date and the interest payable on the Maturity Date will include interest accrued to but excluding the Maturity Date and will be payable to the Person to whom principal is payable. If the Maturity Date falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no interest on such payment shall accrue for the period from and after the Maturity Date.

          Upon presentation and surrender of this Note at maturity at the office of the Trustee in the Borough of Manhattan, The City of New York, payment of the principal and interest due at maturity will be made in immediately available funds by wire transfer to an account maintained by the Holder of this Note in the country outside of the United States (the "Holder's overseas account"), as designated by the Holder of this Note by written notice to the Trustee at least sixteen days prior to maturity in Italian Lira ("ITL") . As more fully provided on the reverse hereof, payment of the principal of, and interest on, this Note is payable by the Company in ITL, subject to conversion into U.S. dollars to the extent provided on the reverse hereof. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Note is one of the series of Medium-Term Notes, Series B.

          Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, N.A., the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                                MERRILL LYNCH & CO., INC.

            CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the
series designated therein referred to in             By:
the within-mentioned Indenture.

            THE CHASE MANHATTAN BANK, N.A.,                Chairman of the Board
                                   as Trustee

By:                                                  Attest:


           Authorized Officer                                 Secretary

                           MERRILL LYNCH & CO., INC.
                           MEDIUM-TERM NOTE, SERIES B
           (ITALIAN LIRA PRINCIPAL LINKED NOTES DUE FEBRUARY 3, 1995)

  This Medium-Term Note, Series B is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company, issued, and to be issued, under an Indenture dated as of October 1, 1993, as amended (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Medium-Term Notes, Series B (the "Notes") may bear different dates, mature at different times, bear interest at different fixed or variable rates and have such other variable differing terms as are provided for in the Indenture.

  This Notes is not subject to redemption by the Company prior to maturity.

  The Principal Redemption Amount shall be determined as follows:


  (i) if the Spot Rate is equal to or less than 931 ITL/DEM at the Calculation Time on any Exchange Rate Business Day during the period from and including February 3, 1994 to and including the second Exchange Rate Business Day prior to the Maturity Date (the "Calculation Period"), the Principal Redemption Amount shall be the Principal Amount;

 (ii) if the Spot Rate is never equal to or less than 931 ITL/DEM at the Calculation Time on any Exchange Rate Business Day during the Calculation Period, the Principal Redemption Amount shall equal:

     Principal Amount - (3 x Principal Amount x (the greater of (a) 0, and
                (b) (Maturity Date Spot Rate -976.50)/976.50))

provided, however, that the Principal Redemption Amount shall not be less than zero. The "Spot Rate" shall equal the rate of exchange for ITL per German Deutsche Mark ("DEM") as determined by Merrill Lynch International Bank (the "Determination Agent"), based on the Determination Agent's open market spot offer for ITL (spot bid for DEM) at the Calculation Time on an Exchange Rate Business Day, for an amount of ITL equal to ITL35,000,000,000. "Calculation Time" means 11:00 a.m. London time. The "Maturity Date Spot Rate" shall equal the Spot Rate determined by the Determination Agent on the second Exchange Rate Business Day prior to the Maturity Date (the "Determination Date").

  In order for the Holder of this Note to receive payments of interest and principal by wire transfer, the Holder of this Note must designate an appropriate account with a bank located in the country outside of the United States. Such designation shall be made by filing the appropriate information with the Trustee at its office in The City of New York at least sixteen days prior to maturity. The Trustee will, subject to applicable laws and regulations and until it receives notice to the contrary, make such payment to the Holder of this Note by wire transfer to the designated account. If, however, a payment cannot be made by wire transfer because the required information has not been received by the Trustee on or before the requisite date, payment will be made by check or draft mailed to the Holder of this Note at its registered address.

  If ITL is not available for the payment of principal or interest with respect to this Note due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. The "Market Exchange Rate" means the noon buying rate in The City of New York for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. Reference in this Note to "U.S. dollars" is to the currency of the United States of America.

  "Exchange Rate Business Day" means any day other than a Saturday or Sunday or any other day on which banking institutions in The City of New York, London, Milan or Frankfurt are generally authorized or obligated by law or executive order to close. "Business Day" means any day other than a Saturday or Sunday or any other day on which banking institutions in Milan are generally authorized or obligated by law or executive order to close.

  Interest will be computed on the basis of a 360-day year of twelve 30-day months for the period specified herein.

  If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. In case of an Event of Default with respect to any of the Notes shall have occurred and be continuing, the amount payable to the Holder of this Note shall be equal to the Principal Redemption Amount described above calculated as though the date of early repayment were the Maturity Date, including that the Calculation Period shall be from and including February 3, 1994 to and including the second Business Day prior to the date of early repayment.

  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

  As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

  This Note is issuable only in registered form without coupons in denominations of ITL5,000,000,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes having identical terms and provisions, as requested by the Holder surrendering the same.

  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

  The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.